Exhibit 99.1

XERIS BIOPHARMA REPORTS RECORD FINANCIAL RESULTS FOR THE SECOND QUARTER 2025 AND RAISES FULL YEAR REVENUE GUIDANCE

Total revenue increased 49% YoY to $71.5 million; Recorlev® revenue grew 136% YoY
Raises full-year 2025 total revenue guidance to $280-$290 million from previous range of $260-$275 million
Provided long-term outlook at Analyst and Investor Day in June
Hosts conference call and webcast today at 8:30 a.m. ET

CHICAGO, IL (BUSINESS WIRE); August 7, 2025 – Xeris Biopharma Holdings, Inc. (Nasdaq: XERS), a fast-growing biopharmaceutical company committed to improving patient lives by developing and commercializing innovative products across a range of therapies, today announced financial results for the second quarter ended June 30, 2025, and updated its fiscal 2025 guidance.

“Total revenue in the second quarter increased almost 50% year-over-year to a record $72 million, driven by increased patient demand across all three products, with Recorlev leading the way. Building on this momentum, we're raising our full-year revenue guidance to $280–$290 million, which underscores our confidence in our ability to continue to drive patient demand for our products,” said John Shannon, Chief Executive Officer.

Shannon added, “Also in the quarter, we hosted our first-ever Analyst and Investor Day where we outlined our long-term vision and growth strategy, which included guiding to $750 million in total revenue by 2030, establishing our expectation for Recorlev at nearly $1 billion in net revenue by 2035, and highlighting the potential $1–$3 billion peak net revenue for XP-8121. Xeris is on an accelerated growth trajectory, and we are building a platform for both short- and long-term value creation."

Second Quarter 2025 Highlights

	Three months ended June 30,		Change
	2025	2024	$	%
Product revenue (in thousands):
Recorlev	$31,444	$13,338	$18,106	135.7
Gvoke	23,467	20,046	3,421	17.1
Keveyis	11,485	13,128	(1,643)	(12.5)
Other product revenue	1,312	—	1,312	100.0
Product revenue, net	67,708	46,512	21,196	45.6
Royalty, contract and other revenue	3,831	1,553	2,278	146.7
Total revenue	$71,539	$48,065	$23,474	48.8

•Recorlev® net revenue was $31.4 million – an increase of approximately 136% compared to the second quarter of 2024. This growth was primarily driven by the average number of patients on Recorlev increasing 122% from the same period in 2024.

•Gvoke® net revenue was $23.5 million – an increase of approximately 17% compared to the second quarter of 2024. This increase was driven by Gvoke prescriptions growing 5% and favorable net pricing compared to the same period in 2024.

•Keveyis® net revenue was $11.5 million – a decrease of approximately 13% compared to the second quarter of 2024. This decrease was primarily driven by a reduction in product shipments in the period.

•Other product revenue was $1.3 million, reflecting the sale of Gvoke VialDxTM supply to our commercial partner.

•Royalty, contract and other revenue was $3.8 million and primarily reflects the recognition of an approval-based milestone for Gvoke VialDxTM.

Cost of goods sold (COGS) increased $4.1 million or 53% in the second quarter of 2025 compared to the same period last year. This increase was primarily due to an increase in product revenue.

Research and development (R&D) expenses increased $2.3 million or 40% in the second quarter of 2025 compared to the same period last year. The increase in R&D expenses primarily reflects continued investment in XP-8121, and personnel-related expenses to support both XP-8121 and the ongoing development of the Company's technology platforms and partnerships.

Selling, general and administrative (SG&A) expenses increased $4.4 million or 11% in the second quarter of 2025 compared to the same period last year. This increase mainly reflects higher personnel related expense ($3.1 million), largely due to investments made in the Recorlev commercial organization starting in the third quarter of 2024.

Net Loss for the second quarter was $1.9 million or ($0.01) per share, compared to a net loss of $15.0 million or ($0.10) per share in the prior year period. This represents a 87% improvement versus the prior year period.

Adjusted EBITDA1 for the second quarter was $12.5 million, an improvement of $12.9 million compared to the second quarter of 2024.

First Half 2025 Highlights

	Six months ended June 30,		Change
	2025	2024	$	%
Product revenue (in thousands):
Recorlev	$56,974	$23,937	$33,037	138.0
Gvoke	44,312	36,625	7,687	21.0
Keveyis	22,912	26,213	(3,301)	(12.6)
Other product revenue	1,312	—	1,312	100.0
Product revenue, net	125,510	86,775	38,735	44.6
Royalty, contract and other revenue	6,148	1,928	4,220	218.9
Total revenue	$131,658	$88,703	$42,955	48.4

•Recorlev® net revenue was $57.0 million - a 138% increase compared to the same period last year, driven primarily by increases in the number of patients on therapy.

•Gvoke® net revenue was $44.3 million - a 21% increase compared to the same period last year. This increase was driven by Gvoke prescriptions growing 6% and favorable net pricing compared to the same period in 2024.

•Keveyis® net revenue was $22.9 million - a 13% decrease compared to the same period last year. This decrease was driven by a reduction in product shipments in the period.

•Other product revenue was $1.3 million, reflecting the sale of Gvoke VialDxTM supply to our commercial partner.
1 Adjusted EBITDA is a non-GAAP financial measure. See "Note Regarding Use of Non-GAAP Financial Measures" and the corresponding financial tables at the end of this press release for definitions and reconciliations of non-GAAP measures.

•Royalty, contract and other revenue was $6.1 million and primarily reflects the recognition of milestones for Gvoke VialDxTM.

Cost of goods sold (COGS) increased $6.9 million or 50% for the six months ended June 30, 2025, compared to the same period in 2024. This increase was primarily due to an increase in product revenue.

Research and development (R&D) expenses increased $2.2 million or 16.4% for the six months ended June 30, 2025, compared to the same period last year. The increase in R&D expenses primarily reflects continued investment in XP-8121, and personnel-related expenses to support both XP-8121 and ongoing development of the Company's technology platforms and partnerships.

Selling, general and administrative (SG&A) expenses increased $10.0 million or 13% for the six months ended June 30, 2025 compared to the same period last year. The increase mainly reflects higher personnel related expense ($7.2 million), largely due to investments made in the Recorlev commercial organization starting in the third quarter of 2024.

Net Loss for the six months ending June 30, 2025, was $11.1 million or ($0.07) per share, compared to a net loss of $34.0 million or ($0.24) per share in the prior year period. This represents a 67% improvement versus the prior year period.

Adjusted EBITDA1 for the six months ended June 30, 2025 was $16.9 million, an improvement of $21.3 million compared to the six months ended June 30, 2024.

Total Shares Outstanding were 161,480,367 at July 31, 2025.

Upcoming Events
•Cantor Fitzgerald Global Healthcare Conference: Senior management will participate in 1x1 meetings on September 3, 2025 in New York City, NY. Please contact the sponsor to arrange meetings with management.

•Wells Fargo Global Healthcare Conference: Senior management will participate in 1x1 meetings on September 4, 2025 in Boston, MA. Please contact the sponsor to arrange meetings with management.

•H.C. Wainwright Global Investment Conference: Senior management will participate in 1x1 meetings on September 9, 2025 in New York City, NY. Please contact the sponsor to arrange meetings with management.

Strategic Updates
•On June 3, 2025, the Company hosted its first-ever Analyst and Investor Day, providing a comprehensive overview of its strategic vision for sustainable growth and long-term value creation. During the event, management reiterated its confidence in the Company’s robust growth trajectory—both near- and long-term—driven by disciplined execution across its portfolio. Key highlights included updates on the Company's two core growth drivers: Recorlev® and XP-8121, its investigational subcutaneous levothyroxine candidate.

Conference Call and Webcast Details
Xeris will host a conference call and webcast at 8:30 a.m. Eastern Time today to discuss the Company's financial and operational results. To pre-register for the conference call, please use the following link: https://www.netroadshow.com/events/login/LE9zwo3gmwDLA5JeSSHtiUIAhliB0lMHV58

After registering, a confirmation email will be sent, including dial-in details and a unique code for entry. The Company recommends registering a minimum of ten minutes prior to the start of the call. Following the conference call, a replay will be available until Thursday, August 21, 2025 at US:1 929 458 6194, US Toll Free: 1 866 813 9403, UK: 0204 525 0658, Canada: 1 226 828 7578, or all other locations: +44 204 525 0658 Access Code: 520958.

To join the webcast, please visit “Events” on investor relations page of the Company’s website at www.xerispharma.com or use this link: https://events.q4inc.com/attendee/341157374
1 Adjusted EBITDA is a non-GAAP financial measure. See "Note Regarding Use of Non-GAAP Financial Measures" and the corresponding financial tables at the end of this press release for definitions and reconciliations of non-GAAP measures.

Note Regarding Use of Non-GAAP Financial Measures
This press release includes financial results prepared in accordance with generally accepted accounting principles in the United States (GAAP) and also certain historical and forward-looking non-GAAP financial measures, namely Adjusted EBITDA. This non-GAAP financial measure is not meant to be considered in isolation and should be read in conjunction with the Company's consolidated financial statements prepared in accordance with GAAP, and was not prepared under any comprehensive set of accounting rules or principles. Non-GAAP financial measures are not an alternative for financial measures prepared in accordance with GAAP, and the calculation of the non-GAAP financial measure included herein may differ from similarly titled measures used by other companies. The Company believes that the presentation of Adjusted EBITDA, when viewed in conjunction with actual GAAP results, provides investors with a more meaningful understanding of the Company's ongoing and projected operating performance, exclusive of factors that do not directly affect what the Company considers to be its core operating performance, as well as unusual events. The Company believes this non-GAAP financial measure helps indicate underlying trends in the Company’s business and is important in comparing current results with prior period results and understanding expected operating performance. Also, management uses this non-GAAP financial measure to establish budgets and operational goals, and to manage the Company’s business and evaluate its performance. In addition, management believes that Adjusted EBITDA is important in evaluating the administrative costs of operating the Company’s business.

Adjusted EBITDA is GAAP net income (loss) before income tax (benefit) expense, plus interest and other income, less depreciation and amortization, interest expenses, share based compensation and debt refinancing fees.

About Xeris
Xeris (Nasdaq: XERS) is a fast-growing biopharmaceutical company committed to improving patient lives by developing and commercializing innovative products across a range of therapies. Xeris has three commercially available products: Recorlev®, for the treatment of endogenous Cushing’s syndrome; Gvoke®, a ready-to-use liquid glucagon for the treatment of severe hypoglycemia; and Keveyis®, a proven therapy for primary periodic paralysis. Xeris also has a pipeline of development programs led by XP-8121, a Phase 3-ready, once-weekly subcutaneous injection for hypothyroidism, as well as multiple early-stage programs leveraging Xeris’ technology platforms, XeriSol® and XeriJect®, for its partners.

Xeris Biopharma Holdings is headquartered in Chicago, IL. For more information, visit www.xerispharma.com, or follow us on X, LinkedIn, or Instagram.

Forward-Looking Statements
Any statements in this press release other than statements of historical fact are forward-looking statements. Forward-looking statements include, but are not limited to, statements about future expectations, plans, opportunities, and prospects for Xeris Biopharma Holdings, Inc., including statements regarding financial guidance for 2025, including its expected full year total revenue, the outlook for 2030, 2035 and beyond, including statements regarding total revenue, Recorlev net revenue and the potential peak net revenue for XP-8121, the ability to continue to demonstrate rapid revenue growth, continue on its current growth trajectory and continue to drive patient demand, advancing its strategic initiatives, its ability to create value, the ability to continue to demonstrate sustained momentum across the portfolio and maintain disciplined execution of the Company's growth strategy, the market and therapeutic potential of its products and product candidates, the potential utility of its formulation platforms, the advancement of its pipeline (including XP-8121), and other statements containing the words "achieve," "anticipate," "continue," “will,” “would,” “continue,” “expect,” “should,” “anticipate” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on numerous assumptions and assessments made in light of Xeris’ experience and perception of historical trends, current conditions, business strategies, operating environment, future developments, geopolitical factors and other factors it believes appropriate. By their nature, forward-looking statements involve known and unknown risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. The various factors that could cause Xeris’ actual results (including revenue and sales in the near- and long-term), performance or achievements, industry results, market opportunity and developments to differ materially from those expressed in or implied by such forward-looking statements (including its 2025 guidance, 2030 outlook and 2035 outlook), include, but are not limited to, its financial position and need for financing, including to fund its product development programs or commercialization efforts, whether its products will achieve and maintain market acceptance in a competitive business environment, its reliance on third-party suppliers, including single-source suppliers, its reliance on third parties to conduct clinical trials, the ability of its product candidates to compete successfully with existing and new drugs, its and collaborators’ ability to protect its intellectual property and proprietary technology, the accuracy and completeness of its assumptions and its ability to accurately estimate future financial results and market opportunities, and general macroeconomic and geopolitical conditions, including the possibility of an economic downturn, changes in governmental priorities and resources, announced or implemented tariffs and market volatility. No assurance can be given that such expectations will be realized and persons reading this communication are, therefore, cautioned not to place undue reliance on these forward-looking statements. Additional risks and information about potential impacts of financial, operational, economic, competitive, regulatory, governmental, technological, and other factors that may affect Xeris can be found in Xeris’ filings, including its most recently filed Annual Report on Form 10-K and subsequent filings with the U.S. Securities and Exchange Commission, the contents of which are not incorporated by reference into, nor do they form part of, this communication. The risks described herein and in Xeris’ U.S. Securities and Exchange Commission filings are not the only risks the Company faces. Additional risks and uncertainties not currently known to it or that it currently deems immaterial may also impact its business operations or financial results. Forward-looking statements in this communication are based on information available to management, as of the date of this communication and, while the Company believes its assumptions are reasonable, actual results may differ materially. Subject to any obligations under applicable law, the Company does not undertake any obligation to update any forward-looking statement whether as a result of new information, future developments or otherwise, or to conform any forward-looking statement to actual results, future events, or to changes in expectations.

Investor Contact
Allison Wey
Senior Vice President, Investor Relations and Corporate Communications
awey@xerispharma.com

XERIS BIOPHARMA HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Product revenue, net	$67,708	$46,512	$125,510	$86,775
Royalty, contract and other revenue	3,831	1,553	6,148	1,928
Total revenue	71,539	48,065	131,658	88,703
Costs and expenses:
Cost of goods sold	11,898	7,790	20,626	13,761
Research and development	8,055	5,759	15,808	13,580
Selling, general and administrative	44,393	39,993	88,411	78,373
Amortization of intangible assets	2,711	2,710	5,421	5,421
Total costs and expenses	67,057	56,252	130,266	111,135
Income (loss) from operations	4,482	(8,187)	1,392	(22,432)
Other expenses	(6,410)	(6,069)	(12,540)	(10,497)
Net loss before benefit from income taxes	(1,928)	(14,256)	(11,148)	(32,929)
Benefit from income taxes	—	(749)	—	(1,056)
Net loss	$(1,928)	$(15,005)	$(11,148)	$(33,985)

Net loss per common share - basic and diluted	$(0.01)	$(0.10)	$(0.07)	$(0.24)

Weighted average common shares outstanding - basic and diluted	159,459,413	148,345,549	155,972,048	144,372,512

XERIS BIOPHARMA HOLDINGS, INC.
Non-GAAP Financial Measures - EBITDA and Adjusted EBITDA
(in thousands, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
GAAP Net Loss	$(1,928)	$(15,005)	$(11,148)	$(33,985)
Adjustments
Interest and other income	(948)	(1,291)	(2,123)	(3,214)
Interest expense	7,358	7,964	14,663	14,996
Income tax (benefit) expense	—	749	—	1,056
Depreciation and amortization	3,036	2,991	6,061	6,028
EBITDA	$7,518	$(4,592)	$7,453	$(15,119)
Adjustments
Share-based compensation (a)	5,008	4,233	9,451	8,000
Debt refinancing fees (b)	—	—	—	2,690
Adjusted EBITDA	$12,526	$(359)	$16,904	$(4,429)

(a) Includes non-cash, stock-based compensation, net of forfeitures.

(b) Represents non-recurring fees related to financing activities. Including debt refinancing fees which related to advisory and legal fees to refinance the term loan in 2024.

XERIS BIOPHARMA HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	June 30, 2025	December 31, 2024
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$59,285	$71,621
Trade accounts receivable, net	53,048	40,415
Inventory	67,282	48,175
Prepaid expenses and other current assets	5,963	7,451
Total current assets	185,578	167,662
Property and equipment, net	5,284	5,562
Operating lease right-of-use assets	22,403	22,649
Goodwill	22,859	22,859
Intangible assets, net	93,500	98,921
Other assets	5,062	5,407
Total assets	$334,686	$323,060
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$9,462	$2,290
Current portion of long-term debt	—	15,102
Current operating lease liabilities	6,156	6,080
Other accrued liabilities	24,969	27,716
Accrued trade discounts and rebates	33,169	29,084
Accrued returns reserve	19,782	19,082
Other current liabilities	1,633	1,089
Total current liabilities	95,171	100,443
Long-term debt, net of unamortized debt issuance costs	218,626	217,006
Non-current operating lease liabilities	32,441	33,259
Other liabilities	7,752	1,967
Total liabilities	353,990	352,675
Total stockholders’ equity (deficit)	(19,304)	(29,615)
Total liabilities and stockholders’ equity (deficit)	$334,686	$323,060